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                                                                EXHIBIT 10.129











                                VOTING AGREEMENT


                                     between


                         KIDD KAMM EQUITY PARTNERS, L.P.

                                       and

                           BASTION CAPITAL FUND, L.P.











         --------------------------------------------------------------


                            Dated September 27, 1996

         --------------------------------------------------------------









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                                TABLE OF CONTENTS

                                                                                                       Page

1.   Definitions.....................................................................................    1

2.   Voting Agreement................................................................................    2
     2.1        General..............................................................................    2
     2.2        Election of Directors................................................................    2
     2.3        Termination of Agreement.  ..........................................................    2

3.   Miscellaneous...................................................................................    3
     3.1        Notices..............................................................................    3
     3.2        Amendment and Waiver.  ..............................................................    3
     3.3        Headings.............................................................................    4
     3.4        Severability.........................................................................    4
     3.5        Entire Agreement.....................................................................    4
     3.6        Term of Agreement....................................................................    4
     3.7        GOVERNING LAW........................................................................    4
     3.8        Successors and Assigns...............................................................    4
     3.9        Further Assurances...................................................................    4
     3.10       Counterparts.........................................................................    5

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                                VOTING AGREEMENT


                  VOTING AGREEMENT, dated as of September 27, 1996 (this "AGREEMENT"), between Kidd Kamm Equity Partners, L.P., a Delaware limited partnership ("KIDD KAMM"), and Bastion Capital Fund, L.P., a Delaware limited partnership ("BASTION").

                  WHEREAS, on the date hereof, Renaissance Cosmetics, Inc., a Delaware corporation (the "COMPANY"), (a) desires to sell through CIBC Wood Gundy Securities Corp. (the "INITIAL PURCHASER"), and Bastion desires to purchase from the Company through the Initial Purchaser, approximately 15,000 units consisting of approximately 15,000 shares of 14% Senior Redeemable Preferred Stock, Series B, par value $.01 per share, of the Company, and Warrants to purchase shares of Common Stock (as defined herein), of the Company, and (b) desires to sell, and Bastion desires to purchase, 51,959 shares of Common Stock, of the Company (collectively, the "SECURITIES");

                  WHEREAS, it is a condition precedent to Bastion's obligation to purchase the Securities that Kidd Kamm shall have entered into this Agreement; and

                  WHEREAS, Kidd Kamm owns approximately 78% of the outstanding Common Stock of the Company as of the date hereof and deems it in the best interests of Kidd Kamm and the Company to enter into this Agreement in order to induce Bastion to purchase the Securities.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person (with the understanding that such term, by definition, shall include the direct and indirect general partners of a Person that is a partnership). For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means the Board of Directors of the Company.

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                                                                               2


                  "Common Stock" means Common Stock, par value $.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Shares" means, with respect to Kidd Kamm, all shares, whether now owned or hereafter acquired, of Common Stock owned by it.

                  2. Voting Agreement.

                           2.1 General. From and after the execution of this
Agreement, Kidd Kamm shall vote its Shares at any regular or special meeting of Stockholders of the Company (a "STOCKHOLDERS MEETING") or in any written consent executed and in lieu of such a meeting of Stockholders (a "WRITTEN CONSENT"), and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Section 2.2 hereof).

                           2.2 Election of Directors. (a) Kidd Kamm agrees that
if (i) the holders of the Company's 14% Senior Redeemable Preferred Stock, Series B and the 14% Senior Redeemable Preferred Stock, Series C, acting together as a single series and class, do not select a nominee designated by Bastion for director on the Company's Board of Directors in accordance with
Section 5 of the Certificates of Designation for such preferred stock and (ii) such nominee shall not have been elected as a director on the Company's Board of Directors, Kidd Kamm shall vote the Shares owned by it in favor of electing as a director on the Company's Board of Directors one person selected by Bastion (the "BASTION NOMINEE"). Kidd Kamm's agreement to vote in favor of the Bastion Nominee for director to the Company's Board of Directors is personal to Bastion and nontransferable.

                                    (b) If during the Term of this Agreement,
Kidd Kamm shall cease to own a majority of the outstanding shares of Common Stock, Kidd Kamm shall promptly thereafter use commercially reasonable efforts (not to include the expenditure of money other than incidental expenses), to obtain the vote in favor of the Bastion Nominee of holders of Common Stock that are officers of the Company. Notwithstanding the foregoing, Bastion acknowledges and agrees that Kidd Kamm does not have the power or ability, by contract or otherwise, to cause any stockholders of the Company, including officers of the Company, to vote their shares of Common Stock in any particular manner including without limitation, in favor of the Bastion Nominee.

                           2.3 Termination of Agreement. Notwithstanding
anything herein to the contrary, unless earlier terminated under Section 3.6 hereof, from and
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after the date that Bastion and its Affiliates own in the aggregate Securities representing less than 75% of the value of the Securities acquired by them from the Company and from the Initial Purchaser on the date hereof, Kidd Kamm's obligations under this Agreement shall terminate and be of no further force and effect; provided, however, that the number of Securities owned by Bastion on the date hereof for purposes of this Section 2.3 shall be adjusted for any dividend, subdivision, combination or reclassification of the Securities or any merger or consolidation of the Company with or into any other Person and Bastion shall be deemed to own on the date hereof that number of Securities or other Securities which it was entitled to receive as a result of such dividend, subdivision, combination, reclassification, merger or consolidation.

                  3. Miscellaneous.

                           3.1 Notices. All notices or other communications
required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows (a) if to Kidd Kamm to Kidd Kamm & Company, Three Pickwick Plaza, Greenwich, CT 06830,
Attention: William J. Kidd, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, 10019, Attention:
Paul D. Ginsberg, Esq. and (b) if to Bastion, to Bastion Capital Fund, L.P., Suite 2960, 1999 Avenue of Stars, Los Angeles, CA 90067, Attention: Guillermo Bron, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 S. Grand Avenue, Los Angeles, CA 90071, Attention: Edward E. Gonzalez, Esq.

Any party may, by notice given in accordance with this Section 3.1, designate another address or person for receipt of notices hereunder.

                           3.2 Amendment and Waiver.

                                    (a) No failure or delay on the part of any
party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                                    (b) Any amendment, supplement or
modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing
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and signed by each of the parties hereto, or in the case of waivers or consents by the party waiving the provision or consenting to the departure, and only in the specific instance and for the specific purpose for which it is made or given.

                           3.3 Headings. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           3.4 Severability. If any one or more of the
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                           3.5 Entire Agreement. This Agreement is intended by
the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           3.6 Term of Agreement. This Agreement shall become
effective upon the closing of the sale of the Securities by the Company and the Initial Purchaser to Bastion and shall terminate ten years from the date hereof.

                           3.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                           3.8 Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties and their respective permitted successors and assigns (but shall not bind any transferee of the Shares from Kidd Kamm). This Agreement is not assignable without the consent of all of the parties hereto.

                           3.9 Further Assurances. Each party shall execute such
documents, instruments and certificates, and take such further actions, as may be reasonably required to carry out the intent of this Agreement.

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                           3.10 Counterparts. This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                                            KIDD KAMM EQUITY PARTNERS, L.P.



                                            By:_____________________________
                                               Name:
                                               Title:


                                            BASTION CAPITAL FUND, L.P.



                                            By:_____________________________
                                               Name:
                                               Title: